Exhibit 99.2

LIBERTY MEDIA CORPORATION ANNOUNCES
THIRD QUARTER EARNINGS RELEASE AND CONFERENCE CALL

Englewood, Colo, October 24th - Liberty Media Corporation (Nasdaq: LMCA, LMCB) and President and Chief Executive Officer, Greg Maffei, will host a conference call to discuss results for the third quarter of 2013 on Tuesday, November 5th, at 3:15 p.m. (ET). During the call, Mr. Maffei will discuss the company's financial performance and outlook.

Please call Premiere Conferencing at (888) 267-6301 or (719) 457-2630 at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

Replays of the conference call can be accessed through 5:15 p.m. (ET) on Tuesday, November 12th (ET) by dialing (888) 203-1112 or (719) 457-0820 plus the passcode 2118588.

In addition, the third quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the web cast. Links to the press release and replays of the call will also be available on the Liberty Media website. The conference call and related materials will be archived on the website for one year.

About Liberty Media Corporation
Liberty Media Corporation owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries SiriusXM, Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Charter Communications, Live Nation Entertainment and Barnes & Noble, and minority equity investments in Time Warner Inc., Time Warner Cable, and Viacom.

Liberty Media Corporation
Courtnee Ulrich, 720-875-5420